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                                                                    Exhibit 99.1


                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Larry P. Koskan, the President and Chief Executive Officer of Donlar Biosyntrex Corporation (the "Company"), hereby certifies that:

1. The Company's Form 10-KSB Annual Report for the period ended December 31, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: December 9, 2002                      /s/ LARRY P. KOSKAN
                                             -------------------------------
                                             Larry P. Koskan, President and
                                             Chief Executive Officer